As filed with the Securities and Exchange Commission on November 1, 2022

Registration No. 333-236244

Registration No. 333-217672

Registration No. 333-208590

Registration No. 333-172472

Registration No. 333-161791

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

Post-Effective Amendment No. 1 (No. 333-236244)

Post-Effective Amendment No. 1 (No. 333-217672)

Post-Effective Amendment No. 1 (No. 333-208590)

Post-Effective Amendment No. 1 (No. 333-172472)

Post-Effective Amendment No. 1 (No. 333-161791)

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PASSUR AEROSPACE, INC.

(Exact name of Registrant as specified in its charter)

New York	11-2208938
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

________________

3452 Lake Lynda Dr., Suite 190

Orlando Florida 32817

(203) 622-4086

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

________________

PASSUR Aerospace, Inc. 2019 Stock Incentive Plan

PASSUR Aerospace, Inc. 2009 Stock Incentive Plan

(Full title of the plan)

________________

Brian G. Cook
President and Chief Executive Officer

3452 Lake Lynda Dr., Suite 190

Orlando, Florida 32817

(203) 622-4086

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE/DEREGISTRATION OF SECURITIES

PASSUR Aerospace, Inc., a New York corporation (“PASSUR” or the “Company”), with its fiscal year ending October 31st, 2022, is filing these post-effective amendments (the “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister and any all shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof:

1.Registration Statement No. 333-236244, filed with the SEC on February 4, 2020, registering 5,000,000 shares of Common Stock issuable under the PASSUR Aerospace, Inc. 2019 Stock Incentive Plan.

2.Registration Statement No. 333-217672, filed with the SEC on May 4, 2017, registering 1,500,000 shares of Common Stock issuable under the PASSUR Aerospace, Inc. 2009 Stock Incentive Plan.

3.Registration Statement No. 333-208590, filed with the SEC on December 17, 2015, registering 500,000 shares of Common Stock issuable under the PASSUR Aerospace, Inc. 2009 Stock Incentive Plan.

4.Registration Statement No. 333-172472, filed with the SEC on February 25, 2011, registering 500,000 shares of Common Stock issuable under the PASSUR Aerospace, Inc. 2009 Stock Incentive Plan.

5.Registration Statement No. 333-161791, filed with the SEC on September 8, 2009, registering 500,000 shares of Common Stock issuable under the PASSUR Aerospace, Inc. 2009 Stock Incentive Plan.

On November 1, 2022, the Company announced its intention to apply for the voluntary deregistration from the reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC. In connection with the Company’s voluntary decision to deregister, the Company has terminated any and all offerings pursuant to the Registration Statements. Accordingly, this filing is made pursuant to an undertaking made by the Company in Part II of each Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of each offering. The Company, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all securities registered but unsold or otherwise unissued under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on November 1, 2022.

PASSUR AEROSPACE, INC.

By:	/s/ Brian G. Cook
Brian G. Cook President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Brian G. Cook and Allison O’Neill, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign these Post-Effective Amendments to the Registration Statements on Form S-8, including any amendments or supplements hereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite, necessary and appropriate to be done with respect to these Post-Effective Amendments to the Registration Statements on Form S-8 or any amendments or supplements hereto, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, these Post-Effective Amendments to the Registration Statements on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian G. Cook	President, Chief Executive Officer and Director	November 1, 2022
Brian G. Cook	(Principal Executive Officer)

/s/ Allison O’Neill	Executive Vice President of Finance and Administration	November 1, 2022
Allison O’Neill	(Principal Financial and Accounting Officer)

/s/ G.S. Beckwith Gilbert	Non-Executive Chairman of the Board and Director	November 1, 2022
G.S. Beckwith Gilbert

/s/ Michael Hulley	Director	November 1, 2022
Michael Hulley

/s/ Kurt J. Ekert	Director	November 1, 2022
Kurt J. Ekert

/s/ Paul L. Graziani	Director	November 1, 2022
Paul L. Graziani

/s/ Richard L. Haver	Director	November 1, 2022
Richard L. Haver

/s/ Ronald V. Rose	Director	November 1, 2022
Ronald V. Rose

/s/ Robert M. Stafford	Director	November 1, 2022
Robert M. Stafford

/s/ Michael Schumaecker	Director	November 1, 2022
Michael Schumaecker